Offered directly by the Issuer

1,000 Shares of Non-Voting Participating Preferred Stock
Offering Price: $1,000.00 per Share

(conforms to Regulation A+ Tier 1 rules)

The Issuer is following the "Offering Circular" format of disclosure under Regulation A.

SAYA INTERNATIONAL CORPORATION

Saya International Corporation, a Delaware corporation, (the "Issuer") is a government services provider organized to support United States national security and foreign policy objectives. This is our initial public offering (the "Offering") of Non-Voting Participating Preferred Stock (the "Participating Preferred Stock"). We are offering a maximum of one thousand (1,000) shares (the "Maximum Offering") of Participating Preferred Stock at an offering price of one thousand dollars ($1,000.00) per share (the "Shares") on a "best efforts" basis. This Offering will terminate on the earlier of (i) December 31, 2020, subject to extension for up to one hundred-eighty (180) days in our sole discretion; or (ii) the date on which the Maximum Offering is sold (in either case, the "Termination Date"). There is no escrow established for this Offering. We will hold closings upon the receipt of investors' subscriptions and our acceptance of such subscriptions. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying "dollar one" of the proceeds from the Offering towards our business, offering expenses and other uses as set forth in this offering circular ("Offering Circular"). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the "Offering Statement") is qualified by the United States Securities and Exchange Commission (the "SEC").

Investing in our Participating Preferred Stock involves a high degree of risk. See "Risk Factors" for a discussion of certain risks that you should consider in connection with an investment in our Participating Preferred Stock.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Issuer (2)	Proceeds to other persons
Per Share:	$1,000.00	0%	$1,000.00	N/A
Total Maximum:	$1,000,000.00	0%	$1,000,000.00	N/A

Notes:

(1) We do not currently intend to use commissioned sales agents or underwriters. In the event we use commissioned sales agents or underwriters, we will file an amendment to this Offering Circular.

(2) This does not reflect payment of expenses of this Offering, which are estimated not to exceed ten thousand dollars ($10,000.00) and which include, among other things, state filing fees.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Saya International Corporation

2790 Daily Drive

Fallbrook, California 92028

(619) 344-0105

www.sayainternational.com

The date of this Offering Circular is August 17, 2020.

Summary

The following summary is merely intended to highlight certain information which is set forth more fully elsewhere in this Offering Circular and, accordingly, should be read in conjunction with such information.

The Issuer

We are a government services provider organized to support United States national security and foreign policy objectives. We intend to provide consulting, research, analysis, technical and operational support services to governments and private companies supporting the defense, intelligence, law enforcement, diplomatic and international development communities. We also intend to provide aviation and logistics support services including emergency delivery of cargo and emergency evacuation of personnel in in conflict, post-conflict and emergency environments. Our principal sources of revenue are expected to be derived from United States federal procurement contracts. We have not engaged in any activities beyond those required for our corporate organization, establishing banking relationship and arranging for this Offering. We have no material contract, understanding or agreement relating to our business. See "The Issuer", "Our Business" and "Risk Factors".

The Offering

This is our initial public offering (the "Offering") of Non-Voting Participating Preferred Stock (the "Participating Preferred Stock"). We are offering a maximum of one thousand (1,000) shares (the "Maximum Offering") of Participating Preferred Stock at an offering price of one thousand dollars ($1,000.00) per share (the "Shares") on a "best efforts" basis. This Offering will terminate on the earlier of (i) December 31, 2020, subject to extension for up to one hundred-eighty (180) days in our sole discretion; or (ii) the date on which the Maximum Offering is sold (in either case, the "Termination Date"). See "Plan of Distribution".

Use of Proceeds

The net proceeds are expected to be one million dollars ($1,000,000.00) if the maximum amount of Participating Preferred Stock offered hereby is sold. There is no escrow established for this Offering. We will hold closings upon the receipt of investors' subscriptions and our acceptance of such subscriptions. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying "dollar one" of the proceeds from the Offering towards our business, offering expenses and other uses. See "Use of Proceeds".

Risk Factors

The purchase of Participating Preferred Stock in this Offering involves many risks, including those generally associated with a company in its early development stage. There is no existing market for our Participating Preferred Stock, and there is no assurance that a market will develop in the future or, if such market develops, that it will be maintained. The Participating Preferred Stock has no voting rights and the offering price for the Participating Preferred Stock was determined by us. The price of the Participating Preferred Stock in any market which may develop may be less than the offering price. See "Our Business" and "Risk Factors".

Our business involves significant risks and there is no assurance that our business objectives will be achieved. See "Risk Factors".

The Issuer

In this Offering Circular, unless the context indicates otherwise, references to the "Issuer", "we", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Saya International Corporation.

We were incorporated under the General Corporation Law of the State of Delaware in July 2014.

We are a government services provider organized to support United States national security and foreign policy objectives.

Our primary North American Industry Classification System ("NAICS") code is 541611 (Administrative Management and General Management Consulting Services) and our secondary NAICS codes are 541618 (Other Management Consulting Services) and 551112 (Offices of Other Holding Companies). We are registered in the System for Award Management ("SAM"), a United States government owned and operated website for federal procurement, as a Service-Disabled Veteran-Owned Small Business ("SDVOSB"). Our Commercial and Government Entity ("CAGE") code is 79AF5.

We are registered with Dun & Bradstreet Credibility Corp. and our DUNS number is 079519363.

Our registered office in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of our registered agent at such address is The Corporation Trust Company.

We are qualified in the State of Texas as a foreign corporation and our registered office is located at 5900 Balcones Drive, Suite 100, Austin, Texas 78731. The name of our registered agent at such address is Registered Agents Inc.

We intend to establish our principal executive office in the State of Texas upon the successful conclusion of this Offering. See "Our Business".

Our principal executive office is temporarily located at 2790 Daily Drive, Fallbrook, California 92028. Telephone: (619) 344-0105. We belive that this temporary facility will meet our needs until the successful conclusion of this Offiering.

We are principally dependent upon the expertise and experience of our founder Mr. Wassink. The loss of Mr. Wassink would adversely affect our business. Mr. Wassink has funded our activities while we have been in the early development stage. Mr. Wassink intends to discontinue such funding upon the successful conclusion of this Offering.

Our business involves significant risks and there is no assurance that our business objectives will be achieved. See "Risk Factors".

Our Business

We are a government services provider organized to support United States national security and foreign policy objectives.

Our principal sources of revenue are expected to be derived from United States federal procurement contracts.

Our business involves significant risks and there is no assurance that our business objectives will be achieved. See "Risk Factors".

Business Plan

Since our business plan is proprietary and confidential, the following discussion of our business plan is of a general nature and is not intended to be exhaustive:

*   We expect to provide consulting, research, analysis, technical and operational support services to governments and private organizations supporting the defense, intelligence, law enforcement, diplomatic and international development communities.

*   We expect to provide aviation and logistics support services including emergency delivery of cargo and emergency evacuation of personnel in in conflict, post-conflict and emergency environments.

Competitive Advantages

We believe that we have key competitive advantages which may uniquely position us to achieve our objective of becoming a preferred government services provider:

*   We are a Service-Disabled Veteran-Owned Small Business ("SDVOSB") with strong and experienced leadership.

*   We expect to respond to business opportunities that are only available to SDVOSB's including direct SDVOSB sole source opportunities.

Competition

Our business is highly competitive and there is no assurance that our business objectives will be achieved.

Dependence on Management

We are principally dependent upon the expertise and experience of Mr. Wassink, our founder. The loss of Mr. Wassink would adversely affect our business. See "Directors and Executive Officers".

No Contracts and No Arrangements

We have no material contract, understanding or agreement relating to our business.

System for Award Management

We are registered in the System for Award Management ("SAM"), a United States government owned and operated website for federal procurement.

Service-Disabled Veteran-Owned Small Business

We are registered in SAM as a SDVOSB.

We are in the process of registering with the United States Department of Veterans Affairs ("VA"), Center for Verification and Evaluation ("CVE") as a SDVOSB.

As a CVE verified SDVOSB we will be able to participate in programs and respond to business opportunities that are only available to SDVOSB's.

Mr. Wassink, our founder, is a Service-Disabled Veteran. Mr. Wassink must retain ownership of at least fifty-one percent (51%) of our issued and outstanding Common Stock in order for us to remain verified by the CVE as a SDVOSB. See "Directors and Executive Officers".

Our business involves significant risks and there is no assurance that our business objectives will be achieved. See "Risk Factors".

Cautionary Statement Regarding Forward-Looking Information

This Offering Circular contains "forward-looking information" that may include, but is not limited to, statements with respect to our future financial or operating performance.

Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes", or variations (including negative variations) such as words and phrases, or state that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved.

Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Such factors include, among others, general business, economic, competitive, political and social uncertainties; actual results of corporate activities; fluctuations in the value of foreign currencies relative to United States dollars; interest rates, inflation, political instability or insurrection; delays in obtaining government approvals, licenses or financing, as well as those factors discussed in the section entitled "Risks Factors" in this Offering Circular.

We have attempted to identify important factors that could cause actual actions, events or results to differ materially from those anticipated, estimated or intended.

Forward-looking statements contained herein are made as of the date of this Offering Circular and we disclaim any obligation to update any forward-looking statements whether as a result of new information, future events or results or otherwise.

There is absolutely no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipate in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Management's Discussion and Analysis of Financial Condition and Reesults of Operations

The following discussion and analysis should be read in conjunction with our Financial Statements and related notes thereto, which appears elsewhere in this Offering Circular.

Included herein are certain forward-looking statements that involve various risks, uncertainties and other factors. See "Cautionary Statement Regarding Forward Looking Information".

Overview

We are a government services provider organized to support United States national security and foreign policy objectives.

Our principal sources of revenue are expected to be derived from United States federal procurement contracts.

We believe that the expected net proceeds of this Offering ($1,000,000.00) will be sufficient to meet our initial capital requirements; however, no assurance can be given that we will be successful in our business or that such operations will generate sufficient revenue (if any) so as to justify the expenditures therefor.

We have not engaged in any activities beyond those required for our corporate organization, establishing banking relationship and arranging for this Offering.

We have no material contract, understanding or agreement relating to our business.

Our business involves significant risks and there is no assurance that our business objectives will be achieved. See "Risk Factors".

Results of Operations

As at the date of this Offering Circular we had stockholders' equity of $2,000.00 and recorded a profit of $0 since our inception.

As of the date of this Offering Circular, we have not realized any revenue from business operations.

We intend to raise capital through this Offering and subsequent financings; however, there is absolutely no assurance that this Offering will be successful or that such subsequent financing will be available, or if available, that it can be obtained on satisfactory terms. See "Use of Proceeds" and "Issuance of Additional Securities".

Liquidity and Capital Reserves

As at the date of this Offering Circular we have cash and cash equivalents of $2,000.00.

We intend to raise capital through this Offering and subsequent financings; however, there is absolutely no assurance that this Offering will be successful or that such subsequent financing will be available, or if available, that it can be obtained on satisfactory terms. See "Use of Proceeds" and "Issuance of Additional Securities".

Outlook

We believe that the expected net proceeds of this Offering ($1,000,000.00) will be sufficient to meet our initial capital requirements; however, no assurance can be given that we will be successful in our business or that such operations will generate sufficient revenue (if any) so as to justify the expenditures therefor.

Our principal sources of revenue are expected to be derived from United States federal procurement contracts.

We expect to provide consulting, research, analysis, technical and operational support services to governments and private organizations supporting the defense, intelligence, law enforcement, diplomatic and international development communities.

We also expect to provide aviation and logistics support services including emergency delivery of cargo and emergency evacuation of personnel in in conflict, post-conflict and emergency environments.

We believe that we may have several key competitive advantages which may position us to achieve our objective of becoming a preferred government services provider. See "Our Business".

Our business is a highly competitive business and there is no assurance that our business objectives will be achieved. See "Risk Factors".

Risk Factors

The purchase our securities involves extreme risk and the possibility of the loss of an investor's entire investment. A prospective investor should evaluate the negative implications of all information discussed in this Offering Circular and the high risk factors discussed below in relation to his or her financial circumstances and the possible loss of his or her entire investment.

Burden on Investors. The financial risk of our business will be borne primarily by the investors who, upon completion of this Offering, will have contributed the significantly greater portion of our capital.

Dependence Upon Offering; Insignificant Working Capital. We presently have insignificant working capital and our ability to continue our business is wholly contingent upon the successful conclusion of this Offering and the receipt of the net proceeds therefrom.

No Record of Earnings. We have no operating history and must be considered a new venture in our early stages of development. Potential investors should be made aware of the difficulties encountered by an enterprise in its early development stage. Since we are a new venture, we are without and record of earnings and there is nothing at this time upon which to base an assumption that our plans will either materialize or prove successful. If our plans prove to be unsuccessful, investors may lose all or a substantial part of their investment.

Additional Financing May Be Required. The net proceeds of this Offering are expected to be one million dollars ($1,000,000.00) if the maximum amount of securities are sold. We believe that the maximum net proceeds of this Offering will be sufficient to meet our initial capital requirements; however, no assurance can be given that we will be successful in our business or that such operations will generate sufficient revenue (if any) so as to justify the expenditures therefor. In the event that we require additional financing there can be no assurance that such financing will be available or, if available, that it can be obtained on satisfactory terms. See "Use of Proceeds" and "Issuance of Additional Securities".

Unspecified Use of Proceeds. The net proceeds of this Offering are not specifically allocated. The net proceeds to be received from the sale of the securities offered hereby will be added to our general funds and will be available for general corporate purposes. See "Use of Proceeds".

No Market for Securities. There is no market for our securities, nor can there be any assurance that any market will ever develop, or should a market develop therefor, that it would be sustained. Therefore, an investor in our securities may not be able to liquidate such investment, readily or at all.

Securities Offered by Issuer. Our securities are offered for sale and sold by our officers and directors. We have no previous experience in offering or selling securities and there is no assurance that we will be able to sell any or all of the securities. See "Plan of Distribution".

"Best Efforts" Offering. We are offering a maximum of one thousand (1,000) shares (the "Maximum Offering") of Participating Preferred Stock at an offering price of one thousand dollars ($1,000.00) per share (the "Shares") on a "best efforts" basis. There is no escrow established for this Offering. We will hold closings upon the receipt of investors' subscriptions and our acceptance of such subscriptions. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying "dollar one" of the proceeds from the Offering. See "Plan of Distribution".

Control by Principal Stockholder. Following the completion of this Offering, Mr. Wassink, our founder, will own 100% of our outstanding Common Stock. Our Participating Preferred Stock has no voting rights. Therefore, Mr. Wassink is in the position to elect our entire Board of Directors and the investors purchasing Participating Preferred Stock will not be able to elect any of the directors nor control the affairs of the Issuer. See "Security Ownership of Management and Certain Securityholders" and "Conflicts of Interest".

Offering Price Determined by the Issuer. The offering price of the Participating Preferred Stock was determined by us and bears no relationship to our assets, stockholders' equity, or any other recognized criteria of value. See "Determination of Offering Price".

No Dividends and None Anticipated. We have not paid any dividends nor by reason of our present financial status and our contemplated financial requirements does we contemplate paying dividends on our Common Stock or Participating Preferred Stock in the foreseeable future. Investors who anticipate the need for immediate dividends from their investment should not purchase our Participating Preferred Stock. See "Dividend Policy".

Dependence on Management. We are principally dependent upon the expertise and experience of Mr. Wassink, our founder. The loss of Mr. Wassink would adversely affect our business. See "Directors and Executive Officers" and "Security Ownership of Management and Certain Securityholders".

Highly Competitive Business. Our business is highly competitive and there is no assurance that our business objectives will be achieved. See "Our Business".

No Contracts and No Arrangements. We have no material contract, understanding or agreement relating to our proposed business. See "Material Contracts".

Unaudited Financial Statements. The Financial Statements contained in this Offering Circular are unaudited and investors will be relying on our directors and executive officers with respect to the accuracy and adequacy of all financial information included in this Offering Circular and in the Financial Statements. See "Financial Statements".

For all the aforesaid reasons, and others set forth herein, these securities involve a high degree of risk. Any person considering an investment in the securities offered hereby should be aware of these and other factors set forth in this Offering Circular. These securities should only be purchased by persons who can afford to absorb a total loss of their investment.

Use of Proceeds

The net proceeds to be received from the sale of the securities offered hereby will be added to our general funds and will be available for general corporate purposes including offering expenses.

Pending specific allocation, the net proceeds will be invested temporarily in United States government securities or applied to the reduction of short-term indebtedness.

We expect that we will, on a recurring basis, engage in additional financings of types and in amounts to be determined as the need arises. See "Issuance of Additional Securities" and "Risk Factors".

Directors and Executive Officers

The following is a list of our directors and executive officers and their respective ages and positions as of the date of this Offering Circular. The executive officers listed below are currently engaged on an unpaid fractional basis, however, it is our intent that all of the executive officers listed below will become paid full-time or fractional executive officers upon the successful completion of this Offering.

Name	Position	Age
Executive Officers:
William Wassink	President and Treasurer	58
Cheryl Marshall	Secretary	67
Directors:
William Wassink	Chairman of the Board of Directors	58

Our Bylaws state that the number of directors that shall constitute the whole Board of Directors is a minimum of three (3) and a maximum of five (5) members. The exact number is determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders.

As of the date of this Offering Circular, there are two (2) vacancies on the Board of Directors and there is presently one (1) director serving on the Board of Directors. We are presently conducting a search for qualified directors and anticipate appointing additional members to our Board of Directors upon the successful completion of this Offering.

Our Bylaws state that the required officers are a president, treasurer and a secretary. Any number of offices may be held by the same person.

The Board of Directors may elect from among its members a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors.

The Board of Directors may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

We are presently conducting a search for qualified executive officers and anticipate appointing additional executive officers on a fractional or full-time basis upon the successful completion of this Offering.

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Dr. Marshall is the spouse of Mr. Wassink.

Brief backgrounds our directors and executive officers follow:

William Wassink: Mr. Wassink is an accomplished executive with well-developed finance and general management competencies capable of resolving multiple, simultaneous and complex legal, financial, logistical and operational issues.

Mr. Wassink has served as Chairman of the Board of Directors, President and Treasurer of the Issuer since its inception in July 2014 and is responsible for corporate governance, corporate finance and the general management of the firm.

Mr. Wassink serves as Chairman of the Board of Directors of Saya Institute, a 501(c)(3) private foundation and serves as Chairman of the Board of Directors of Saya Defense Services, Inc., a government services provider.

Mr. Wassink attended the Advanced Management Program at the University of Oxford and holds a Certificate in Management Studies earned at the University of Oxford. His dissertation studied risk management practices and value creation in the gold mining industry.

Mr. Wassink studied commercial and corporate law at the University of London and attended the Program on Negotiation for Senior Executives at Harvard Law School and the Executive Education Program "Making Corporate Boards More Effective" at Harvard Business School.

Mr. Wassink served in the United States Marine Corps as a Reconnaissance Marine with Second Force Reconnaissance Company and in the Deep Reconnaissance Platoon of Third Reconnaissance Battalion.

Cheryl Marshall: Dr. Marshall is a physician and has been a practicing Allergist since 1983. She attended medical school at the University of the West Indies and specialized in internal medicine and subspecialized in allergy and immunology at McMaster University.

Indemnification of Directors and Executive Officers

Our Certificate of Incorporation states that the indemnification provisions of Section 145 of the General Corporation Law of the State of Delaware shall be utilized to the fullest extent permitted.

Section 145 of the General Corporation Law of the State of Delaware contains various provisions entitling directors, officers, employees or agents of the Issuer to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests (and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct complained of was unlawful).

Compensation of Directors and Executive Officers

From our inception in July 2014 through the date of this Offering Circular, no director or executive officer has received or accrued any cash compensation.

Upon the successful completion of this Offering we intend to employ Mr. Wassink as our full-time Chief Executive Officer pursuant to an employment agreement; however, we have not negotiated the terms of the agreement. The final terms of any such agreement are subject to the approval of the Board of Directors.

There can be no assurance that an employment agreement will be entered into with Mr. Wassink, or that Mr. Wassink will continue to serve as an executive officer or as a member of our Board of Directors. In the event that Mr. Wassink no longer serves as an executive officer or on our Board of Directors our business and future prospects could be materially and adversely affected.

We are conducting a search for qualified executive officers and anticipate appointing additional executive officers on a fractional basis upon the successful completion of this Offering. The terms of any employment agreements are subject to the approval of the Board of Directors.

We do not intend to pay members of the Board of Directors for attending meetings; however, we intend to reimburse them for reasonable expenses incurred on our behalf.

Certain Relationships and Related Party Transactions

Mr. Wassink, our founder, paid an aggregate of two thousand dollars ($2,000.00) in cash to purchase a total of two thousand (2,000) shares of Common Stock at a sales price of one dollar ($1.00) per share.

From our inception in July 2014 through the date of this Offering Circular, other than as set forth above, there were no material transactions or any currently proposed transactions to which we were or are to be a party, in which any director or executive officer, or any security holder who is known by us to own of record or beneficially own more than five percent (5%) of any class of our Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

Security Ownership of Management and Certain Securityholders

Mr. Wassink, our founder, whose residential address is 2790 Daily Drive, Fallbrook, California 92028, is our sole stockholder and owns one hundred percent (100%) of our currently outstanding Common Stock. There is no other class of stock currently outstanding.

The holders of Common Stock have one vote per share for the election of Directors, without provision for cumulative voting, and one vote per share on all other matters.

The Participating Preferred Stock offered hereby has no voting rights. This has been intentionally done specifically so that Mr. Wassink retains control of our Board of Directors. See "Directors and Executive Officers".

Dividend Policy

As of the date of this Officering Circular there are two thousand (2,000) shares of Common Stock issued and outstanding and there are no shares of Participating Preferred Stock issued and outstanding.

Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Participating Preferred Stock with respect to dividends, the holders of shares of Participating Preferred Stock, in preference to the holders of shares of Common Stock, and of any other junior stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to ten (10) times the aggregate per share amount of all cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock. See "Description of Securities".

We have paid no dividends since our inception in July 2014. Our policy is to retain cash for use in our business and we do not anticipate paying cash dividends in the foreseeable future. Investors who anticipate the need for either immediate of future income in the form of cash dividends from an investment in our Participating Preferred Stock should not purchase the Participating Preferred Stock offered hereby.

Determination of Offering Price

The price per each share of Participating Preferred Stock was determined by the liquidation value of each share of Participating Preferred Stock as stated in the Certificate of Designations of Non-Voting Participating Preferred Stock.

The Certificate of Designations of Non-Voting Participating Preferred Stock (the "Participating Preferred Stock") states that the liquidation value of each share of Participating Preferred Stock is one thousand dollars ($1,000.00). See "Description of Securities".

Prior to this Offering, no public market exists for the Participating Preferred Stock, and there can be no assurance that a public market will ever exist for the Participating Preferred Stock.

Dilution

As of the date of this Officering Circular there are two thousand (2,000) shares of Common Stock issued and outstanding and there are no shares of Participating Preferred Stock issued and outstanding.

With respect to the payment of dividends and the distribution of assets, the Participating Preferred Stock ranks senior to all series of any other class of our Preferred Stock and has a liquidation value of $1,000.00 per share. See "Description of Securities".

There is no dilution between the Common Stock and the Participating Preferred Stock.

Description of Securities

Common Stock

We are authorized to issue three thousand (3,000) shares of Common Stock, no par value. There are currently two thousand (2,000) shares of Common Stock issued and outstanding. The holders of Common Stock have one vote per share for the election of Directors, without provision for cumulative voting, and one vote per share on all other matters. Therefore, holders of more than fifty per cent (50%) of the Common Stock voting for the election of Directors can elect the entire Board of Directors if they choose to do so.

The Common Stock is not redeemable and has no conversion or preemptive rights. All the shares of Common Stock are fully paid and non-assessable. In the event of liquidation of the Issuer, the holders of Common Stock will share equally in any balance of the corporate assets available for distribution to them after satisfaction of creditors and the holders of the Issuer's senior securities such as Preferred Stock holders, if any.

We may pay dividends in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefore but we have paid no cash dividends on our Common Stock since our inception in July 2014.. Since we are in an early development stage, it is unlikely any cash dividends will be paid in the foreseeable future.

Preferred Stock

We are authorized to issue two thousand (2,000) shares of Preferred Stock, no par value (the "Preferred Stock").

Our Certificate of Incorporation states that the Board of Directors is authorized by resolution to provide from time to time for the issuance of shares of Preferred Stock in series and to fix, from time to time before issuance, the number of shares of each series, the designation, preferences, privileges, voting powers and other rights of the shares of each series of Preferred Stock and the restrictions or qualifications thereof.

Non-Voting Convertible Preferred Stock

In June 2018, we filed a Certificate of Designations designating one thousand (1,000) shares of Preferred Stock as Non-Voting Convertible Preferred Stock and in August 2020, we filed a Certificate of Amendment to Certificate of Designations of Non-Voting Convertible Preferred Stock (the "Convertible Preferred Stock").

*   Convertible Preferred Stock has no voting rights on any matter.

*   Convertible Preferred Stock ranks, with respect to the distribution of assets, junior to all other series of our Preferred Stock.

*   Convertible Preferred Stock is not be entitled to dividends.

*   Upon our liquidation, dissolution or winding up, no distribution, shall be made to the holders of shares of stock ranking junior to the Convertible Preferred Stock unless, prior thereto, the holders of shares of the Convertible Preferred Stock shall have received one hundred dollars ($100.00) per share. In the event our net assets are not sufficient to return the one hundred dollars ($100.00) per share to the holder of the Convertible Preferred Stock, each such holder shall share pro-rata in proportion to the dollar amount of the par value of their respective holdings.

*   Convertible Preferred Stock is not subject to the operation of a purchase, retirement or sinking fund.

As of the date of this Offering Circular, no shares of Convertible Preferred Stock are issued and outstanding.

Non-Voting Participating Preferred Stock

In August 2020, we filed a Certificate of Designations designating one thousand (1,000) shares of Preferred Stock as Non-Voting Participating Preferred Stock (the "Participating Preferred Stock").

*   Participating Preferred Stock have no voting rights on any matter.

*   Participating Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets, senior to all series of any other class of our Preferred Stock.

*   With respect to dividends, the holders of shares of Participating Preferred Stock, in preference to the holders of shares of Common Stock, and of any other junior stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to ten (10) times the aggregate per share amount of all cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock. See "Dividend Policy".

*   Upon our liquidation, dissolution or winding up, no distribution, shall be made to the holders of shares of stock ranking junior to the Participating Preferred Stock unless, prior thereto, the holders of shares of the Participating Preferred Stock shall have received one thousand dollars ($1,000.00) per share. In the event our net assets are not sufficient to return the one thousand dollars ($1,000.00) per share to the holder of the Participating Preferred Stock, each such holder shall share pro-rata in proportion to the dollar amount of the value of their respective holdings.

*   Participating Preferred Stock is not subject to the operation of a purchase, retirement or sinking fund.

*   Participating Preferred Stock is not convertible.

As of the date of this Offering Circular, no shares of Participating Preferred Stock are issued and outstanding.

Plan of Distribution

These securities are being offered (the "Offering") on a "best-efforts" basis by our officers, directors with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority ("FINRA") and finders. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this Offering who reside in certain states, unless and until we have complied with each such states' registration and/or qualification requirements or a FINRA-member broker-dealer has been engaged to consummate and process sales to investors in such states. We reserve the right to temporarily suspend and/or modify this Offering and Offering Circular in the future, during the Offering Period, in order to take such actions necessary to enable the Issuer to accept subscriptions in this Offering from investors residing in such states identified above.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a "rolling basis". This means we will be entitled to begin applying "dollar one" of the proceeds from the Offering towards our business, offering expenses and other uses as set forth in the "Use of Proceeds".

Issuance of Additional Securities

Our Board of Directors has authority to issue additional securities following this Offering including shares of Common Stock and Preferred Stock in excess of those shares currently authorized, issued and outstanding. The issuance of additional securities to persons other than the purchasers hereunder would reduce the proportional interest held by persons purchasing hereunder.

Material Contracts

As of the date of this Offering Circular, we have not entered any material contract, understanding or agreement relating to our business.

Conflicts of Interest

Upon the successful completion of this Offering we intend to employ Mr. Wassink as our full-time Chief Executive Officer pursuant to an employment agreement; however, we have not negotiated the terms of the agreement. The final terms of any such agreement are subject to the approval of the Board of Directors. See"Compesation of Directors and Executive Officers".

As of the date of this Offering Circular, there are no inherent or potential conflicts of interest between the Issuer and its directors and executive officers other than those disclosed in the section entitled "Compensation of Directors and Executive Officers" in this Offering Circular.

Litigation

We are not presently a party to any litigation, nor, to our knowledge is any litigation threatened.

Financial Statements

Our Financial Statements are unaudited and were prepared from our books and records without independent verification. The Financial Statements reflect all adjustments necessary for a fair presentation of our financial condition and results from operations. All such adjustments were of a normal recurring nature. We have not experienced any material adverse changes in our financial condition or results of operations since the date of the Financial Statements.

SAYA INTERNATIONAL CORPORATION
Balance Sheet - Unaudited

As of December 31, 2018

Total
ASSETS
Current Assets
Bank Accounts	843.00
Total Bank Accounts	$843.00
Total Current Assets	$843.00
Fixed Assets
Total Fixed Assets	$0.00
TOTAL ASSETS	$843.00
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Total Liabilities	$0.00
Equity
Common Stock	843.00
Preferred Stock	0.00
Retained Earnings	0.00
Net Income	0.00
Total Equity	$843.00
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$843.00

2018 Balance Sheet - Unaudited

SAYA INTERNATIONAL CORPORATION
Statement of Comprehensive Income - Unaudited

January - December 2018

Total
Income
Sales	0.00
Total Income	$0.00
Cost of Goods Sold	0.00
Gross Profit	$0.00
Expenses
Total Expenses	$0.00
Net Operating Income	$0.00
Other Income
Gain/loss on Disposal of Asset	0.00
Total Other Income	$0.00
Other Expenses
Income Tax - State	0.00
Interest Expenses	0.00
Total Other Expenses	$0.00
Net Other Income	$0.00
Net Income	$0.00

2018 Statement of Comprehensive Income - Unaudited

SAYA INTERNATIONAL CORPORATION

Statement of Cash Flows - Unaudited

January - December 2018

Total
OPERATING ACTIVITIES
Net Income	$0.00
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Payable	$0.00
Notes Payable	$0.00
Interest Payable - Notes Payable	$0.00
Net cash provided by operating activities	$0.00
INVESTING ACTIVITIES
Investments in portfolio companies	$0.00
Investments in government securities	$0.00
Net cash provided by investing activities	$0.00
FINANCING ACTIVITIES
Common Stock	$0.00
Preferred Stock	$0.00
Net cash provided by financing activities	$0.00
Net cash increase for period	$0.00
Cash at beginning of period	$843.00
Cash at end of period	$843.00

2018 Statement of Cash Flows - Unaudited

SAYA INTERNATIONAL CORPORATION

Change in Stockholders’ Equity - Unaudited

January - December 2018

	Common Stock (No Par Value)	Retained Earnings	Total Stockholders’ Equity
Balance of January 1	$843.00		$843.00

Issued Shares for Cash	$0.00		$0.00

Net Income		$0.00	$0.00

Balance on December 31	$843.00	$0.00	$843.00

2018 Change in Stockholders’ Equity - Unaudited

2018 Notes to Financial Statements - Unaudited

1.	Saya International Corporation (the "Corporation") was incorporated on July 7, 2014 under the General Corporation Law of the State of Delaware.

2.	The Corporation is a government services provider in its early development stage organized to support United States national security and foreign policy objectives. The Corporation has not engaged in any activities beyond those required for its corporate organization and establishing banking relationships.

3.	The Corporation maintains its accounting records and prepares its financial statements on an accrual basis, which is in accordance with the accounting principles generally accepted in the United States of America.

4.	The Financial Statements reflect all adjustments necessary for a fair presentation of the Corporation's financial condition and results from operations. All such adjustments were of a normal recurring nature. The Corporation has not experienced any material adverse changes in its financial condition or results of operations since the date of these Financial Statements.

5.	William Wassink, founder of the Corporation, has funded the Corporation's activities while the Corporation has been in its early development stage.

SAYA INTERNATIONAL CORPORATION
Balance Sheet - Unaudited

As of December 31, 2019

Total
ASSETS
Current Assets
Bank Accounts	843.00
Total Bank Accounts	$843.00
Total Current Assets	$843.00
Fixed Assets
Total Fixed Assets	$0.00
TOTAL ASSETS	$843.00
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Total Liabilities	$0.00
Equity
Common Stock	843.00
Preferred Stock	0.00
Retained Earnings	0.00
Net Income	0.00
Total Equity	$843.00
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$843.00

2019 Balance Sheet - Unaudited

SAYA INTERNATIONAL CORPORATION
Statement of Comprehensive Income - Unaudited

January - December 2019

Total
Income
Sales	0.00
Total Income	$0.00
Cost of Goods Sold	0.00
Gross Profit	$0.00
Expenses
Total Expenses	$0.00
Net Operating Income	$0.00
Other Income
Gain/loss on Disposal of Asset	0.00
Total Other Income	$0.00
Other Expenses
Income Tax - State	0.00
Interest Expenses	0.00
Total Other Expenses	$0.00
Net Other Income	$0.00
Net Income	$0.00

2019 Statement of Comprehensive Income - Unaudited

SAYA INTERNATIONAL CORPORATION

Statement of Cash Flows - Unaudited

January - December 2019

Total
OPERATING ACTIVITIES
Net Income	$0.00
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Payable	$0.00
Notes Payable	$0.00
Interest Payable - Notes Payable	$0.00
Net cash provided by operating activities	$0.00
INVESTING ACTIVITIES
Investments in portfolio companies	$0.00
Investments in government securities	$0.00
Net cash provided by investing activities	$0.00
FINANCING ACTIVITIES
Common Stock	$0.00
Preferred Stock	$0.00
Net cash provided by financing activities	$0.00
Net cash increase for period	$0.00
Cash at beginning of period	$843.00
Cash at end of period	$843.00

2019 Statement of Cash Flows - Unaudited

SAYA INTERNATIONAL CORPORATION

Change in Stockholders’ Equity - Unaudited

January - December 2019

	Common Stock (No Par Value)	Retained Earnings	Total Stockholders’ Equity
Balance of January 1	$843.00		$843.00

Issued Shares for Cash	$0.00		$0.00

Net Income		$0.00	$0.00

Balance on December 31	$843.00	$0.00	$843.00

2019 Change in Stockholders’ Equity - Unaudited

2019 Notes to Financial Statements - Unaudited

1.	Saya International Corporation (the "Corporation") was incorporated on July 7, 2014 under the General Corporation Law of the State of Delaware.

2.	The Corporation is a government services provider in its early development stage organized to support United States national security and foreign policy objectives. The Corporation has not engaged in any activities beyond those required for its corporate organization and establishing banking relationships.

3.	The Corporation maintains its accounting records and prepares its financial statements on an accrual basis, which is in accordance with the accounting principles generally accepted in the United States of America.

4.	The Financial Statements reflect all adjustments necessary for a fair presentation of the Corporation's financial condition and results from operations. All such adjustments were of a normal recurring nature. The Corporation has not experienced any material adverse changes in its financial condition or results of operations since the date of these Financial Statements.

5.	William Wassink, founder of the Corporation, has funded the Corporation's activities while the Corporation has been in its early development stage.

SAYA INTERNATIONAL CORPORATION
Balance Sheet - Unaudited

As of June 30, 2020

Total
ASSETS
Current Assets
Bank Accounts	2,000.00
Total Bank Accounts	$2,000.00
Total Current Assets	$2,000.00
Fixed Assets
Total Fixed Assets	$0.00
TOTAL ASSETS	$2,000.00
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Total Liabilities	$0.00
Equity
Common Stock	2,000.00
Preferred Stock	0.00
Retained Earnings	0.00
Net Income	0.00
Total Equity	$2,000.00
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,000.00

2020 Balance Sheet - Unaudited

SAYA INTERNATIONAL CORPORATION
Statement of Comprehensive Income - Unaudited

January - June 2020

Total
Income
Sales	0.00
Total Income	$0.00
Cost of Goods Sold	0.00
Gross Profit	$0.00
Expenses
Total Expenses	$0.00
Net Operating Income	$0.00
Other Income
Gain/loss on Disposal of Asset	0.00
Total Other Income	$0.00
Other Expenses
Income Tax - State	0.00
Interest Expenses	0.00
Total Other Expenses	$0.00
Net Other Income	$0.00
Net Income	$0.00

2020 Statement of Comprehensive Income - Unaudited

SAYA INTERNATIONAL CORPORATION

Statement of Cash Flows - Unaudited

January - June 2020

Total
OPERATING ACTIVITIES
Net Income	$0.00
Adjustments to reconcile Net Income to Net Cash provided by operations:
Accounts Payable	$0.00
Notes Payable	$0.00
Interest Payable - Notes Payable	$0.00
Net cash provided by operating activities	$0.00
INVESTING ACTIVITIES
Investments in portfolio companies	$0.00
Investments in government securities	$0.00
Net cash provided by investing activities	$0.00
FINANCING ACTIVITIES
Common Stock	$1,157.00
Preferred Stock	$0.00
Net cash provided by financing activities	$1,157.00
Net cash increase for period	$1,157.00
Cash at beginning of period	$843.00
Cash at end of period	$2,000.00

2020 Statement of Cash Flows - Unaudited

SAYA INTERNATIONAL CORPORATION

Change in Stockholders’ Equity - Unaudited

January - June 2020

	Common Stock (No Par Value)	Retained Earnings	Total Stockholders’ Equity
Balance of January 1	$843.00		$843.00

Issued Shares for Cash	$1,157.00		$1,157.00

Net Income		$0.00	$0.00

Balance on June 30	$2,000.00	$0.00	$2,000.00

2020 Change in Stockholders’ Equity - Unaudited

2020 Notes to Financial Statements - Unaudited

1.	Saya International Corporation (the "Corporation") was incorporated on July 7, 2014 under the General Corporation Law of the State of Delaware.

2.	The Corporation is a government services provider in its early development stage organized to support United States national security and foreign policy objectives. The Corporation has not engaged in any activities beyond those required for its corporate organization and establishing banking relationships.

3.	The Corporation maintains its accounting records and prepares its financial statements on an accrual basis, which is in accordance with the accounting principles generally accepted in the United States of America.

4.	The Financial Statements reflect all adjustments necessary for a fair presentation of the Corporation's financial condition and results from operations. All such adjustments were of a normal recurring nature. The Corporation has not experienced any material adverse changes in its financial condition or results of operations since the date of these Financial Statements.

5.	William Wassink, founder of the Corporation, has funded the Corporation's activities while the Corporation has been in its early development stage.

Part III—Exhibits

Index to Exhibits

EX1A-2A Certificate of Incorporation
EX1A-2B Certificate of Amendment of Certificate of Incorporation
EX1A-2C Amended and Restated Certificate of Incorporation
EX1A-2D Certificate of Designations of Non-Voting Convertible Preferred Stock
EX1A-2E Certificate of Amendment of Certificate of Designations of Non-Voting Convertible Preferred Stock
EX1A-2F Certificate of Designations of Non-Voting Participating Preferred Stock
EX1A-2G Bylaws
EX1A-2H Amended and Restated Bylaws
EX1A-4A Subscription Agreement

Signature

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 17, 2020.

Saya International Corporation

By:	/s/ William Wassink
Name:	William Wassink
Title:	Chairman of the Board of Directors

William Wassink is presently the only member of the Issuer' Board of Directors. There are presently two (2) vacancies on the Issuer's Board of Directors.

A hand signed version of this document will be retained by the Issuer for a period of five (5) years pursuant to the Form 1-A process instructions.

Signature	Title	Date

/s/ William Wassink	Chairman of the Board of Directors, President and Treasurer	August 17, 2020
William Wassink
/s/ Cheryl Marshall	Secretary	August 17, 2020
Cheryl Marshall